UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 27, 2021 (May 26, 2021)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

On May 26, 2021, Teladoc Health, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Agreements”) with certain holders of the Company’s 1.375% Convertible Senior Notes due 2025 (the “2025 Notes”). Pursuant to the Agreements, a total of $198,490,000 aggregate principal amount of 2025 Notes will be exchanged for an aggregate of 3,736,313 shares of the Company’s common stock, par value $0.001 per share (the “Exchange Shares”; and the exchange of the 2025 Notes for the Exchange Shares, the “Exchange Transactions”). The Company anticipates that the closing of the Exchange Transactions will occur on or about June 1, 2021, subject to the satisfaction of certain closing conditions. Following consummation of the Exchange Transactions, it is expected that $14,847,000 aggregate principal amount of 2025 Notes will be outstanding.

The issuance of the Exchange Shares will be made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Each holder of the 2025 Notes that participated in the Exchange Transactions represented to the Company that it was an “institutional accredited investor” within the meaning of Rule 501 promulgated under the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.

Date:	May 27, 2021	By:	/s/ Adam C. Vandervoort
		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary